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                                                                    EXHIBIT 23.1





                         Independent Auditor's Consent




The Board of Directors of
Exsorbet Industries, Inc.

We consent to incorporation by reference in the Registration Statement on Form S-3 (File No. 333-3369) of our reports dated January 8, 1996 and January 5, 1995, relating to the balance sheets of 7-7, Inc. as of November 30, 1995 and November 30, 1994, and the related statements of income, shareholders' equity, and cash flows, and related notes for the years then ended.




                                        /s/ Meaden & Moore, Ltd.
                                        MEADEN & MOORE, LTD.


Cleveland, Ohio
October 15, 1996